UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2011 (October 5, 2011)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On October 5, 2011, Alexza Pharmaceuticals, Inc. (“Alexza”) and Grupo Ferrer Internacional S.A. (“Ferrer”) entered into a Collaboration, License and Supply Agreement (the “Agreement”) to commercialize AZ-004 (Staccato® loxapine) in certain countries in Europe, Latin America, Russia and the Commonwealth of Independent States countries (the “Territory”).
     Under the terms of the Agreement, Alexza will be responsible for filing and obtaining approval of a Marketing Authorization Application for AZ-004 from the European Medicines Agency. Ferrer will be responsible for satisfaction of all other regulatory and pricing requirements to market and sell AZ-004 in the Territory. Ferrer will have the exclusive rights to commercialize the product in the Territory. Alexza retains all rights to AZ-004 in the rest of the world.
     Alexza will receive an upfront cash payment of $10 million, and is eligible to receive additional milestone payments contingent on regulatory approvals, individual country commercial sales initiation and cumulative net sales targets. In addition to milestone payments, Alexza will supply AZ-004 to Ferrer for all of its commercial sales, and will receive a specified per-unit transfer price paid in Euros. Either party may terminate the Agreement for the other party’s uncured material breach or bankruptcy.
     The Agreement continues in effect on a country-by-country basis until the later of the last to expire patent covering AZ-004 in such country or 12 years after first commercial sale. The Agreement is subject to earlier termination in the event the parties mutually agree, by a party in the event of an uncured material breach by the other party or upon the bankruptcy or insolvency of either party.
     On October 6, 2011, the Company issued a press release describing this Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
     The foregoing summary is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release entitled “Alexza and Grupo Ferrer Establish Partnership for the Commercialization of Adasuve™ (Staccato® Loxapine) in Europe and Latin America,” dated October 6, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2011	Alexza Pharmaceuticals, Inc.
	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release entitled “Alexza and Grupo Ferrer Establish Partnership for the Commercialization of Adasuve™ (Staccato® Loxapine) in Europe and Latin America,” dated October 6, 2011.